Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

between

HOWARD BANCORP, INC.

and

[INVESTOR]

dated as of

March 2, 2015

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (the “Agreement”) is made as of the 2nd day of March, 2015, by and between Howard Bancorp, Inc., a Maryland corporation (“Issuer”), and the undersigned investor (the “Investor”), and shall be effective upon execution of the Merger Agreement, provided, however, that the Merger Agreement, as defined below, is executed on or prior to April 30, 2015, and if not so executed, this Agreement shall be void and have no further force and effect.

WHEREAS, Issuer and Patapsco Bancorp, Inc., a Maryland corporation (“Patapsco”), intend to enter into on the date hereof a certain Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Patapsco will merge with and into Issuer, with Issuer surviving such transaction (the “Merger”);

WHEREAS, Issuer intends to issue up to 2,173,913 shares of its common stock, par value $0.01 per share (the “Common Stock”), to a limited number of accredited investors in a private placement (the “Private Placement”); and

WHEREAS, Issuer desires and has agreed to sell, and the Investor desires and agrees to purchase, shares of Common Stock in the Private Placement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.  Purchase and Sale of Shares.

1.1.  Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.1 hereof), Issuer shall issue and sell to Investor, and Investor shall purchase from Issuer, for the purchase price set forth on Schedule I attached hereto (the “Purchase Price”), the number or percentage of shares of Common Stock set forth opposite the Investor’s name on Schedule I attached hereto (each a “Share” and collectively, the “Shares”).

1.2.  At the Closing, Investor shall pay to Issuer the Purchase Price, in cash, in consideration of its purchase of the Shares.

1.3.  Notwithstanding the above: (i) the Investor shall not be obligated to purchase any Shares to the extent such purchase would result in Investor, together with its affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Investor’s holdings for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”) or the Change in Bank Control Act (“CIBCA”), directly or indirectly collectively owning or controlling (or being deemed to own or control) shares of common stock exceeding 9.9% of the number of shares of Issuer’s voting common stock issued and outstanding; or (ii) if the Investor, together with affiliates and persons who share a common investment advisor with the Investor, has committed to acquire a beneficial ownership of 5% or more of the outstanding shares of Common Stock, and by the Closing the Investor has not received, in the Investor’s commercially reasonable opinion, satisfactory feedback from the Federal Reserve that the Investor will not have “control” of Issuer or the Bank for purposes of the BHC Act and that no notice is required under the CIBCA, then the Investor shall not be obligated to purchase any Shares to the extent, but only to the extent, that the purchase of such Shares would result in the Investor, together with its affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with the Investor’s holdings for purposes of the BHC Act or CIBCA, directly or indirectly collectively owning or controlling (or being deemed to own or control) shares of Common Stock exceeding 4.9% of the number of shares of Issuer’s voting common stock issued and outstanding.

2.  The Closing.

2.1.  The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 10:00 a.m. Eastern Time, at the offices of Ober, Kaler, Grimes & Shriver at 100 Light Street, Baltimore, Maryland 21202, or at such other place as the parties shall agree in writing, on the latest to occur of the conditions set forth in Sections 6, 7, and 9 (other than those conditions that by their nature are to be satisfied or waived at Closing), or at such other date and place as the parties shall mutually agree, but no later than the date of the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”).

2.2.  Immediately prior to the Closing (and as a condition of Investor’s obligations to purchase the Shares and otherwise perform its obligations under this Agreement), Issuer shall deliver to Investor a certificate executed by its Chief Executive Officer certifying that (a) as of such date, to her knowledge, the representations and warranties of Issuer set forth herein are accurate and complete in all respects and (b) that the conditions set forth in Sections 6 and 7 have been satisfied or otherwise waived.

2.3.  Immediately prior to the Closing (and as a condition of Issuer’s obligations to deliver the Shares and otherwise perform its obligations under this Agreement), Investor shall deliver to Issuer a certificate executed by Investor or Investor’s Chief Executive Officer, certifying as to Investor that as of such date, to his, her or its knowledge, the representations and warranties of Investor set forth herein are accurate and complete in all material respects.

2.4.  At or prior to (via facsimile or electronic transmission) the Closing, subject to the terms and conditions hereof, Issuer shall issue the Shares to Investor (or its nominee as instructed by Investor), and deliver to Investor or its nominee or custodian as instructed by Investor one or more certificates representing the Shares, duly registered in the name of Investor or its nominee, as specified on Schedule I hereto.

2.5.  At the Closing, subject to the terms and conditions hereof, Investor shall deliver to Suntrust Bank, as the third party escrow agent (the “Escrow Agent”) for Issuer, pursuant to a written escrow agreement between the Escrow Agent and Investor, the Purchase Price by wire transfer of immediately available funds to an account designated by Issuer, or directly to Issuer for alternate direct settlement at Investor’s election.

3.  Representations, Warranties and Covenants of Issuer.  In addition to the warranties, representations and covenants of Issuer contained elsewhere herein, Issuer hereby warrants, represents and covenants to Investor that the statements contained in this Section 3 are correct as of the date of this Agreement and will be correct as of the Closing:

3.1.  Issuer is a corporation organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Issuer’s ability to conduct its business or consummate the transactions contemplated hereby.

3.2.  The authorized capital stock of Issuer consists of 10,000,000 shares of Common Stock, of which 4,145,547 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of which 12,562 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series AA, having a liquidation preference of $1,000 per share, were issued and outstanding, in each case as of the date hereof.  Other than the Common Stock and Preferred Stock, there are no other authorized classes of equity securities of Issuer.  Except for (i) other investment agreements entered into with other investors in connection with the Private Placement, (ii) stock options to purchase an aggregate of 264,652 shares of Common Stock granted under Issuer’s incentive compensation plans, (iii) 44,500 shares of Common Stock issuable upon the settlement of restricted stock units granted under Issuer’s incentive compensation plans, and (iv) a maximum of 893,577 shares of Common Stock issuable to stockholders of Patapsco pursuant to the terms and conditions of the Merger Agreement, to be entered into as of the date hereof, there are no outstanding subscriptions, options, warrants, debt instruments or other agreements obligating Issuer to issue, sell or otherwise dispose of any shares of Common Stock.  As of the Closing, upon payment of the Purchase Price to Issuer by Investor, the Shares are being sold, and (upon receipt by Investor at the Closing) will be, free and clear of all security interests, liens, charges, and pledges, of whatever nature, except for those granted by or imposed on the property of Investor.  Other than with respect to the shares of Common Stock issued in Issuer’s private placement offering of its Common Stock that was completed in July 2012, there are no securities or instruments issued by or to which Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

3.3.  Issuer possesses the requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and, except as set forth in Section 3.7, no additional consent or approval of any other person, entity or governmental authority is required therefor.

3.4.  This Agreement has been duly executed and delivered by Issuer and (assuming it has been duly authorized, executed and delivered by Investor) is a legal, valid and binding obligation of Issuer and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.5.  Except as set forth in Section 3.7, the execution and delivery by Issuer of, and the performance by Issuer of its obligations under, this Agreement will not contravene any (i) provision of applicable law, (ii) the articles of incorporation or bylaws of Issuer, (iii) any agreement or other instrument binding upon Issuer or any of its subsidiaries, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Issuer or any of its subsidiaries or (v) applicable rules and regulations of any self-regulatory organization to which Issuer or its securities are subject, including The NASDAQ Stock Market LLC (“Nasdaq”), and, except as set forth in Section 3.7, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Issuer of its obligations under this agreement other than those consents, approvals, authorizations, orders or qualifications which have been or will be obtained.

3.6.  The issuance of the Shares by Issuer pursuant hereto has been duly authorized and the Shares, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

3.7.  Neither Issuer nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other Person in connection with the execution, delivery and performance by Issuer of this Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “Commission”) under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iii) the filing of any requisite notices and/or application(s) to Nasdaq for the issuance and sale of the Shares in the time and manner required thereby, (iv) the approval by stockholders of Issuer as may be required pursuant to Nasdaq Rule 5635 at a meeting of stockholders of Issuer (the “Nasdaq Stockholder Approval”), (v) the filing of the Registration Statement (as defined in Section 10.1), and (vi) those that have been made or obtained prior to the date of this Agreement.

3.8.  Issuer has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the eighteen (18) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.9.  Since the date of the most recent balance sheet included in Issuer’s audited financial statements contained in Issuer’s most recent Annual Report on Form 10-K filed on March 27, 2014, except as disclosed in the SEC Reports filed subsequent to such Form 10-K and prior to the date hereof, there has been no material adverse change and no material adverse development in the business affairs, condition (financial or otherwise) or business prospects of Issuer and its subsidiaries considered as one enterprise.  Since the date of the most recent balance sheet included in Issuer’s audited financial statements contained in Issuer’s most recent Annual Report on Form 10-K, except as disclosed in the SEC Reports filed subsequent to such Form 10-K and prior to the date hereof, neither Issuer nor any of its subsidiaries has (i) declared or paid any dividends other than regular quarterly dividends on Issuer’s securities, (ii) sold any assets outside of the ordinary course of business or (iii) made any material capital expenditures (either individually or in the aggregate).  Neither Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Issuer or any subsidiary have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

3.10.  The consolidated financial statements of Issuer and its subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of Issuer and its subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.  There is no transaction, arrangement, or other relationship between Issuer (or any subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by Issuer in its Exchange Act filings and is not so disclosed.

3.11.  Issuer is duly registered as a bank holding company under the BHC Act.  Howard Bank (the “Bank”) is Issuer’s only subsidiary banking institution.  The Bank holds the requisite authority from the Maryland Commissioner of Financial Regulation (the “Commissioner”) to do business as a state-chartered commercial bank under the laws of the State of Maryland.  To Issuer’s Knowledge, each of Issuer and the Bank is in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Commissioner and any other foreign, federal or state bank regulatory authorities (together with the Commissioner, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over Issuer and the Bank, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a material adverse effect on Issuer.  The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due.

3.12.  As of December 31, 2014, the Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.  Neither Issuer nor any subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2011, has adopted any board resolutions at the request of, any governmental entity (including, without limitation, the Federal Reserve or the FDIC) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has Issuer or any subsidiary been advised since December 31, 2011 by any governmental entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

3.13.  No Person has, or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Issuer or the Investor for any commission, fee or other compensation as a finder or broker because of any act or omission by Issuer or any of its agents except for Griffin Financial Group, LLC.   Neither Issuer, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

3.14.  Neither Issuer nor any of its affiliates nor any Person acting on Issuer’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by Issuer of the Shares as contemplated hereby. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by Issuer to the Investor as contemplated hereby.

3.15.  Issuer has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of Issuer registered with the Commission or any other governmental authority that have not expired or been satisfied or waived, other than in connection with the Private Placement.  No Person has registration or “piggy-back” rights that would preempt or “cut-back” the registration rights granted to the Investor hereunder.

3.16.  The investment by Investor in the Shares does not and will not trigger any change of control provisions of any material contract of Issuer or any of its subsidiaries.

3.17.  There is not any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to Issuer’s Knowledge, threatened in writing against Issuer, any subsidiary or any of their respective properties or any officer, director or employee of Issuer or any subsidiary acting in his or her capacity as an officer, director or employee of Issuer before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility (each, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of either this Agreement or the issuance of the Shares, or (ii) is reasonably likely to have a material adverse effect on Issuer, individually or in the aggregate, if there were an unfavorable decision.  Neither Issuer nor any subsidiary, nor to Issuer’s Knowledge any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to Issuer’s Knowledge there is not pending or contemplated, any investigation by the Commission involving Issuer or to Issuer’s Knowledge any current or former director or officer of Issuer.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Issuer under the Exchange Act or the Securities Act.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Issuer or to Issuer’s Knowledge any executive officers or directors of Issuer in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a material adverse effect on Issuer.

3.18.  Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of Issuer and, to Issuer’s Knowledge, none of the employees of Issuer, is presently a party to any transaction with Issuer or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

3.19.  Issuer maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting was effective as of December 31, 2013. Issuer is not aware of any events or circumstances that would lead it to believe that such internal control over financial reporting is not effective as of the date hereof.

3.20.  Issuer is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.  Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective as of September 30, 2014. Issuer is not aware of any events or circumstances that would lead it to believe that such disclosure controls and procedures are not effective as of the date hereof.

3.21.  Issuer’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Issuer has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has Issuer received any notification that the Commission is contemplating terminating such registration.  Issuer has not, in the 12 months preceding the date hereof, received written notice from any trading market on which the Common Stock is listed or quoted to the effect that Issuer is not in compliance with the listing or maintenance requirements of such trading market.  Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on Nasdaq.

3.22.  Neither Issuer nor any of its subsidiaries is required to be registered as, and immediately following the closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither Issuer nor any subsidiary sponsors any Person that is such an investment company.

3.23.  Issuer confirms that neither it nor, to Issuer’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf has provided the Investor or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement, the proposed transactions hereunder and such other material, non-public information provided by Issuer to the Investor confidentially may constitute such information, all of which will be disclosed by Issuer in a press release or Current Report on Form 8-K on or before 9:00 a.m., New York City time, on the second (2nd) trading day immediately following the date hereof.  From and after the issuance of such press release or Form 8-K, Investor shall not be in possession of any material, non-public information received from Issuer, any subsidiary or any of their respective officers, directors or employees.  Issuer understands and confirms that the Investor will rely on the representations in this Section 3.23 in effecting transactions in securities of Issuer.  No event or circumstance has occurred or information exists with respect to Issuer or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Issuer but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and such other material, non-public information provided by Issuer to the Investor confidentially.

3.24.  Neither Issuer nor any subsidiary nor, to Issuer’s Knowledge, any director, officer, agent, employee, affiliate or Person acting on behalf of Issuer or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Issuer will not knowingly use the proceeds of the sale of the Shares, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.  Issuer has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the subsidiary.

3.25.  The operations of each of Issuer and any subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to Issuer’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Issuer and/or any subsidiary with respect to the Money Laundering Laws is pending or threatened.

3.26.  Since December 31, 2010, Issuer and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve and the FDIC and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a material adverse effect.  All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Issuer Reports.”  All such Issuer Reports were filed on a timely basis or Issuer or the applicable subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Issuer Reports prior to the expiration of any such extension.  As of their respective dates, Issuer Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve and the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

3.27.  Issuer is eligible to register the resale of the Shares by the Investor using Form S-3 promulgated under the Securities Act.

3.28.  Issuer has not, and to Issuer’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Issuer to facilitate the sale or resale of any of the Shares.

3.29.  Each Benefit Plan has been established, maintained and administered in compliance in all material respects with its terms and all applicable laws, including the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (hereinafter called the “Code”), and the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any Benefit Plan for which Issuer or any ERISA Affiliate would have any liability; no Benefit Plan has failed to satisfy the minimum funding standards within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; neither Issuer nor any ERISA Affiliate has incurred and reasonably expects to incur liability under (i) Title IV of ERISA; or (ii) Sections 412 or 4971 of the Code.  Each Benefit Plan for which Issuer would have liability that is intended to be qualified under Section 401(a) of the Code has received a favorable IRS determination or opinion letter on which it is currently entitled to rely, and, to Issuer’s Knowledge, nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.  No Benefit Plan provides, and neither Issuer nor any subsidiary has any obligation to provide, health or welfare benefits to any individual following the termination of such individual’s employment or service with Issuer or a subsidiary (other than as required under any the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, or any similar state law).

3.30.  Each of Issuer and the Bank has filed all federal, state, county, local and foreign material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete in all material respects, and has paid all Taxes that are due and owing by it and no Taxes owed by it or assessments received by it are delinquent.  The federal income Tax Returns of Issuer and the Bank for the fiscal year ended December 31, 2009, and for all fiscal years prior thereto, are for the purposes of audit by the Internal Revenue Service (the “IRS”) closed because of the expiration of the statutory period of limitations, and no claims for additional Taxes for such fiscal years are pending.  Neither Issuer nor the Bank has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver.  Neither Issuer nor the Bank is a party to any pending action or proceeding, nor to Issuer’s Knowledge, is any such action or proceeding threatened by any governmental or regulatory authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies and no material deficiencies have been proposed by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of Issuer or the Bank which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided.  Each of Issuer and the Bank has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.  Neither Issuer nor the Bank is a party to, is bound by or has any obligation under, any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among Issuer and the Bank.  Neither Issuer nor the Bank has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law.  Neither Issuer nor the Bank has liability for the Taxes of any person other than Issuer or the Bank under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).  Neither Issuer nor the Bank has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  Issuer has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.  For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

3.31.  Mortgage Banking Business.  Except as (i) has not had and (ii) would not reasonably be expected to have a material adverse effect:

(a)   Issuer and each of its subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by Issuer or any of its subsidiaries satisfied (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between Issuer or any of its subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any agency, loan investor or insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(b)  No Agency, Loan Investor or Insurer has (A) claimed in writing that Issuer or any of its subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by Issuer or any of its subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of Issuer or any of its subsidiaries or (C) indicated in writing to Issuer or any of its subsidiaries that it has terminated or intends to terminate its relationship with Issuer or any of its subsidiaries for poor performance, poor loan quality or concern with respect to Issuer’s or any of its subsidiaries’ compliance with laws.

(c)  For purposes of this Section 3.31:  (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Issuer or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by Issuer or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by Issuer or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

3.32.  Compliance.  Neither Issuer nor any of its subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Issuer or any of its subsidiaries under), nor has Issuer or any of its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any material agreement (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over Issuer, its subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guideline or order of any governmental authority, self-regulatory organization applicable to Issuer or any of its subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case set forth in (i), (ii) and (iii) of this paragraph as would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on Issuer.

3.33.  Regulatory Permits.  Issuer and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Issuer (“Material Permits”), and (i) neither Issuer nor any of its subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) Issuer is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

3.34.  Unlawful Payments.  Neither Issuer nor any of its subsidiaries, nor any directors, officers, nor to Issuer’s Knowledge, employees, agents or other persons acting at the direction of or on behalf of Issuer or any of its subsidiaries has, in the course of its actions for, or on behalf of, Issuer or any of its subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

3.35.  Application of Takeover Protections.  Issuer has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Issuer.

3.36.  No Additional Agreements.  Issuer has no other agreements or understandings with any other Person to purchase shares of Common Stock on terms more favorable to such Person than as set forth herein, provided, however, that the terms of the Merger Agreement shall not be considered more favorable.

3.37.  Risk Management Instruments.  All material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for Issuer’s own account, or for the account of one or more of its subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Issuer or one of its subsidiaries, enforceable in accordance with its terms.  Neither Issuer nor its subsidiaries, nor, to Issuer’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

3.38.  Shell Company Status.  Issuer is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

3.39.  No “Bad Actor” Disqualification.  Issuer has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”).  To Issuer’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  Issuer has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.  “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including Issuer; any predecessor of Issuer or any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of Issuer; any beneficial owner of 20% or more of Issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with Issuer in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.40.  Avoidance of Control.  Notwithstanding anything to the contrary in this Agreement, neither Issuer nor any subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where Investor is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of Issuer’s pro rata proportion), that would cause Investor’s ownership of any class of voting securities of Issuer (together with the ownership by Investor’s affiliates (as such term is used under the BHC Act) of voting securities of Issuer) to exceed 9.9% without the prior written consent of such Investor, or to increase to an amount that would constitute “control” under the BHC Act, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause Investor to “control” Issuer under and for purposes of the BHC Act, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions).  In the event Issuer breaches its obligations under this Section 3.40 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Investor and shall cooperate in good faith with the Investor to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

3.41.  Removal of Legends.  Following the earlier of (i) the effective date of the Registration Statement, (ii) the sale of Shares under Rule 144 under the Securities Act (“Rule 144”) or (iii) Rule 144 becoming available for the resale of Shares, without the requirement for Issuer to be in compliance with the current public information required under Rule 144(c)(1) as to the Shares and without volume or manner-of-sale restrictions, Issuer shall instruct its transfer agent to remove any restrictive legend from the certificates representing the Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent.  Any fees (with respect to the transfer agent, Issuer counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by Issuer.  If a legend is no longer required pursuant to the foregoing, Issuer will no later than three (3) trading days following the delivery by Investor to the transfer agent (with notice to Issuer) of a legended certificate or instrument representing such Shares (such third trading day, the “Legend Removal Date”) and, if deemed in the opinion of Issuer’s counsel, a representation letter in form reasonably acceptable to such counsel, deliver or cause to be delivered to Investor a certificate or instrument (as the case may be) representing such Shares that is free from all restrictive legends.  Certificates for Shares free from all restrictive legends may be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with The Depository Trust Company as directed by Investor.

3.42.  Issuer Stockholder Meeting.  If the Nasdaq Stockholder Approval is required, Issuer will (i) as promptly as practicable take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, for the purpose of considering the Nasdaq Stockholder Approval, and for such other purposes as may be, in Issuer’s reasonable judgment, necessary or desirable, and (ii) have its Board of Directors recommend approval of the Nasdaq Stockholder Approval to Issuer’s stockholders and otherwise support the Nasdaq Stockholder Approval.

4.  Representations, Warranties and Covenants of Investor.  In addition to the warranties, representations and covenants of Investor contained elsewhere herein, Investor hereby warrants, represents and covenants to Issuer that the statements contained in this Section 4 are correct as of the date of this Agreement and will be correct as of the Closing:

4.1.  Investor is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Investor’s ability to conduct its business or consummate the transactions contemplated hereby.

4.2.  Investor possesses all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.

4.3.  This Agreement has been duly executed and delivered by Investor and (assuming it has been duly authorized, executed and delivered by Issuer) is a legal, valid and binding obligation of Investor and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.   The execution and delivery by Investor of this Agreement, and the performance by Investor of its obligations hereunder does not and will not violate or conflict with the terms of any agreement or instrument to which Investor is a party or by which it is bound.

4.4.  Investor acknowledges that the Shares have not been registered under the Securities Act, but are being issued in reliance upon an exemption from the registration requirements of the Securities Act.  Investor understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of federal and state securities laws and Issuer is relying upon the truth and accuracy of, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares and that a breach of such representations, warranties, agreements, acknowledgments and understandings could cause Issuer to not qualify for such exemptions.  The Investor understands that no federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.5.  Investor understands that stock certificates evidencing ownership of the Shares, as applicable, will bear the following legend or restrictive notation:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

4.6.  Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock and is able to bear the economic risk of loss with respect to its investment in the Common Stock.  Investor acknowledges that the Shares were not offered to the Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications.

4.7.  The execution and delivery of this Agreement by Investor, the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Investor is a party or by which it or its properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Investor’s ability to consummate the transactions contemplated hereby.

4.8.  There are no agreements or other arrangements, written or otherwise, between Investor and any other Person to act together for the purpose of acquiring, holding, voting or disposing of the Shares.  Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act.  Investor also represents that each of the accounts which it manages or advises to which the Shares will be allocated, if any, is an accredited investor.  There are no agreements or other arrangements, written or otherwise, between Investor and any other Person to act together for the purpose of acquiring, holding, voting or disposing of the Shares.  Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act.  Investor, or its manager, if such Investor is managed by a registered investment adviser also represents that each of the accounts which it manages or advises to which the Shares will be allocated, if any, is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and either does not have the discretion to distribute or resell the Shares allocated to it or is not purchasing such allocation of Shares with a view toward resale, assignment, fractionalization, or distribution thereof. Investor, or its manager, if such Investor is managed by a registered investment adviser, also represents that it has discretionary authority to act on behalf of any such accounts.  Investor, or its manager, if such Investor is managed by a registered investment adviser, will execute such other documents as reasonably requested by Issuer to confirm or document Investor’s status as an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and as an “institutional account” as defined in Rule 4512(c) promulgated by the Financial Industry Regulatory Authority, Inc.

4.9.  Investor acknowledges that it has had access to adequate information, has made its own due diligence investigation, and has had an opportunity to ask questions and receive answers from Issuer and obtain additional information from Issuer regarding (i) the terms and conditions of the offering of the Shares, and (ii) the business, prospects and financial condition of Issuer.  Issuer has answered or responded to all such questions and requests for information to the full satisfaction of Investor.  Investor also acknowledges that it has been represented by counsel different from Issuer’s counsel or has chosen not to be represented by counsel (as the case may be) and has not relied on Issuer or its counsel in the preparation, negotiation, execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

4.10.  Investor acknowledges and understands the risks involved in and the tax consequences of this investment, including the risk of losing the entire investment in the Shares, and the tax consequences of this investment to Investor.  Investor has not been furnished a prospectus or any part of a registration statement filed with the Commission or any state securities agency or commission.  Investor has reviewed the information provided to Investor by Issuer in connection with Investor’s due diligence and is familiar with the existing and proposed business operations, management and financial condition of Issuer.

4.11.  Investor is not relying on Issuer or on any legal or other opinion in the materials reviewed by Investor with respect to the financial or tax considerations of Investor relating to its investment in the Shares, and has consulted with its own legal, accounting, tax, investment and other advisers for legal, tax treatment or investment advice with respect to the merits and risk of an investment in the Common Stock, the transactions contemplated by this Agreement and the securities laws of any jurisdiction applicable to Investor.  Investor has relied solely on the representations and warranties, covenants and agreements of Issuer in this Agreement and on its examination and independent investigation in making its decision to acquire the Shares.

4.12.  No oral or written material representations have been made to Investor in connection with Investor’s acquisition of the Shares which were inconsistent with the information reviewed by Investor.  Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares hereunder, it has not relied on any representations or warranties of any type or description made by Issuer or any of its representatives with regard to Issuer’s business or properties, or the prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

4.13.  Investor acknowledges and agrees that Investor may not transfer any of the Shares unless (i) such shares have been registered under the Securities Act and applicable state securities laws and such sale or other disposition is made pursuant to such registration, or (ii) such transfer is pursuant to an exemption from the registration requirements of the Securities Act and such laws, in which case, if reasonably requested by Issuer, Investor shall have furnished Issuer with an opinion of counsel, reasonably satisfactory to Issuer, that such disposition will not require registration under the Securities Act; provided that the Investor shall not be required to furnish such an opinion in connection with transfers pursuant to Rule 144.  Investor has no present arrangement (whether or not legally binding) at any time to transfer the Shares.

4.14.  Investor is not “acting in concert” with any other current or prospective investor in Issuer that is not affiliated with Investor within the meaning of the applicable regulations of the Federal Reserve.

4.15.  Investor acknowledges and agrees that the Shares are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any other government agency, and that no Federal or state governmental agency or any Bank Regulatory Authority has passed upon or will pass upon the offer or sale of the Shares or has made or will make any finding or determination as to the fairness of this investment.

4.16.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Issuer or the Investor for any commission, fee or other compensation as a finder or broker because of any act or omission by the Investor or any of its agents.

4.17.  Investor’s principal place of business is located in the State set forth on Schedule I.  If the location of Investor’s principal place of business is changed prior to the Closing, then Investor will promptly notify Issuer.

4.18.  Investor understand that an investment in the Shares is subject to numerous risks, including but not limited to those set forth in Issuer’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Commission on March 27, 2014.

4.19.  Investor acknowledges that the anti-manipulation provisions of Regulation M promulgated by the Commission may apply to the sales of the Shares offered by any prospectus to the Registration Statement, and is aware of the requirements for delivery of such prospectus in connection with any sales of the Shares offered by a prospectus to the Registration Statement.

4.20.  The representations and warranties of Investor made herein are accurate in all material respects.  Investor will have funds, including, if applicable, the fiduciary and legal authority of assets under management, sufficient to pay the Purchase Price at the Closing.

4.21.  If Investor, together with affiliates and persons who share a common investment advisor with the Investor, has committed to acquire a beneficial ownership of 5% or more of the outstanding shares of Common Stock, and desires feedback from the Federal Reserve regarding the BHC Act and CIBCA as set forth in Section 1.3(ii) hereof, Investor shall timely request such feedback from the Federal Reserve and use commercially reasonable efforts to promptly obtain such feedback from the Federal Reserve.

5.  Nondisclosure Agreement.  Investor or its manager, if such Investor is managed by a registered investment adviser, and Issuer hereby acknowledge that the nondisclosure agreement entered into between them, dated [●] [●], 2015, remains in full force and effect in accordance with its terms.

6.  Mutual Conditions to Closing.  The obligation hereunder of Investor to purchase, and Issuer to sell, the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by Investor and Issuer):

6.1.  All consents and approvals of any regulatory body or agency or any other Person necessary to consummate the transactions contemplated by this Agreement (provided that the Merger is not a transaction contemplated by this Agreement) shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed, and all conditions to consummation of the transactions set forth in this Agreement shall have been satisfied.

6.2.  There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the reasonable judgment of the parties, based upon advice of counsel, would have a material adverse effect with respect to the interests of the parties to this Agreement.  No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.  No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any regulatory authority that prohibits, restricts, or makes illegal the consummation of the transactions contemplated in this Agreement.

6.3.  The Nasdaq Stockholder Approval, if required, shall have been obtained from the stockholders of Issuer.

7.  Conditions Precedent to the Obligation of Investor to Purchase the Shares.  The obligation hereunder of Investor to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Investor):

7.1.  Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct in all respects, and Investor shall have received the certificate executed by Issuer’s Chief Executive Officer set forth in Section 2.2 hereof.

7.2.  Issuer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Issuer at or prior to the Closing.

7.3.  The Shares shall have been approved for listing on the Nasdaq Capital Market, trading of the Common Stock shall not have been suspended by the Commission or the Nasdaq Capital Market and the Common Stock shall not have been delisted by Nasdaq.

7.4.  Minimum Gross Proceeds.  Issuer shall receive from the Escrow Agent and/or Investor via alternate direct settlement at the Closing aggregate gross proceeds from the sale of shares of Common Stock in the Private Placement of at least $10.0 million, at a price per share equal to the Purchase Price, and shall simultaneously issue and deliver at the Closing to the investors in the Private Placement, including the Investor, an aggregate number of shares of Common Stock equal to such gross proceeds divided by the Purchase Price.

7.5.  Issuer shall have delivered or caused to be delivered to the Investor at the Closing, Issuer’s closing deliveries described in Section 8 hereof.

7.6.  No Material Adverse Effect.  No change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Issuer and its subsidiaries, taken as a whole, shall have occurred since the date of this Agreement, which has had, or would reasonably be likely to have, a material adverse effect on Issuer.

8.  Issuer Deliveries.  At the Closing, subject to the terms and conditions of this Agreement, Issuer will deliver or cause to be delivered to Investor:

8.1.  the stock certificate(s) evidencing the Shares purchased by Investor or a facsimile thereof (bearing the legend as set forth in Section 4.5.

8.2.  an Officer’s Certificate (as referenced in Section 2.2), substantially in the form attached to this Agreement as Schedule II.

8.3.  an opinion of Issuer’s legal counsel dated as of the Closing Date, in substance and form reasonably satisfactory to Investor and as agreed upon by the parties. Such opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Issuer or any subsidiary of Issuer or appropriate governmental authorities.

8.4.  a Certificate of the Secretary of Issuer dated as of the Closing Date in the form attached to this Agreement as Schedule III certifying as to (1) the Articles of Incorporation of Issuer, as amended, and the Amended and Restated Bylaws of Issuer, (2) board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, including the issuance of the Shares and (3) the incumbency of the officers authorized to execute the operative Documents, setting forth the name and title and bearing the signatures of such officers.

8.5.  A certificate dated as of a recent date of the Secretary of State of the State of Maryland with respect to the due organization and good standing in the State of Maryland of Issuer.

9.  Conditions Precedent to the Obligation of Issuer to Sell the Shares.  The obligation hereunder of Issuer to sell the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by Issuer):

9.1.  Each of the representations and warranties of Investor contained in this Agreement shall be true and correct in all respects, and Issuer shall have received the certificate executed by Investor or Investor’s Chief Executive Officer set forth in Section 2.3 hereof.

9.2.  Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

10.  Issuer Registration of Shares.  Following the Closing, Issuer agrees:

10.1.  to promptly prepare and file with the Commission no later than thirty (30) days after Closing (the “Mandatory Filing Date”), a registration statement on Form S-3 or any similar registration statement, of Issuer under the Securities Act with respect to resale of the Registrable Securities (the “Registration Statement”), and thereafter use all diligent efforts to cause such Registration Statement to become effective by the earlier of (A) one hundred twenty (120) days after the filing of the Registration Statement and (B) within five (5) business days after notice from the Commission that such Registration Statement may be declared effective (the “Required Effectiveness Date”), and to keep the

Registration Statement effective at all times until the earliest of (i) after the one year anniversary of the Closing, the date when Investor may sell all Shares under Rule 144 promulgated under the Securities Act without volume limitations and/or without the requirement for current public information or (ii) the date Investor no longer owns any of the Shares (collectively, the “Registration Period”), which Registration Statement (including any amendments or supplements thereto, and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that if the Investor has not delivered to Issuer the information required by Section 11.1 hereof by the date that is five days prior to the Mandatory Filing Date, Issuer shall have the option to not include Investor’s Registrable Shares in the Registration Statement.  Issuer shall, not less than three (3) trading days prior to the filing of the Registration Statement and not less than one (1) trading day prior to the filing of any related prospectus or any amendment or supplement thereto, furnish to the Investor copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of Investor (it being acknowledged and agreed that if Investor does not object to or comment on the aforementioned documents within such three (3) trading day or one (1) trading day period, as the case may be, then the Investor shall be deemed to have consented to and approved the use of such documents).  Issuer shall not file any Registration Statement or amendment or supplement thereto in a form to which Investor reasonably objects in good faith, provided that Issuer is notified of such objection in writing within the three (3) trading day or one (1) trading day period described above, as applicable.

10.2.  as soon as practicable following the date that the Registration Statement becomes effective, but in any event within one business day of such effectiveness, to notify Investor in writing (which includes via e-mail) of the effectiveness of the Registration Statement.

10.3.  to prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and current at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the sale or other disposition of all the Shares covered by the Registration Statement until the expiration of the Registration Period.

10.4.  unless available to Investor without charge through EDGAR, the Commission’s website or Issuer’s website, to furnish to Investor, (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by Issuer, a copy of the Registration Statement, each preliminary prospectus and the final prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as Investor may reasonably request in order to facilitate the sale or other disposition of the Shares owned by Investor.

10.5.  to notify (which notice shall not contain any material non-public information regarding Issuer) Investor promptly in writing (which includes via e-mail), but in any event within one business day, at any time during the Registration Period of the happening of any event as a result of which the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

10.6.  to use its commercially reasonable efforts to comply with all applicable securities laws in the U.S. and to register or qualify all Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Investor to consummate the disposition in such jurisdictions of the Shares to be sold by Investor; provided that Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

10.7.  to notify (which notice shall not contain any material non-public information regarding Issuer) each seller of such Shares covered by such Registration Statement promptly in writing (which includes via e-mail), but in any event within one business day, at any time when a prospectus relating to the resale of the Shares is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and Issuer will promptly prepare and file with the Commission, and, unless available to Investor without charge through EDGAR, the Commission’s website or Issuer’s website, furnish to such seller a reasonable number of copies of, a supplement or amendment to such prospectus, or a filing with the Commission that is incorporated by reference into such prospectus, so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

10.8.  to use commercially reasonable best efforts to cause all Shares to be sold in such offering to be listed on the Nasdaq trading market on which the Common Stock is then listed.

10.9.  to otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission.

10.10.  to provide a transfer agent and registrar for all Shares registered pursuant hereunder and a CUSIP number for all such Shares, in each case not later than the Closing date.

10.11.  in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included therein for sale in any jurisdiction, to use commercially reasonable best efforts to obtain the prompt withdrawal of such order.

10.12.  not to cause or permit any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within 90 days following the effective date of any registration required pursuant to this Section 10 which is for an underwritten public offering.

10.13.  to pay all Registration Expenses relating to the Registration Statement. “Registration Expenses” shall mean any and all fees and expenses incident to Issuer’s performance of or compliance with this Section 10, including (i) the Commission or Nasdaq registration and filing fees and all related listing fees, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for Issuer, and (vi) fees and disbursements of all independent public accountants and fees and expenses of other Persons, including special experts, retained by Issuer.

10.14.  to the fullest extent permitted by law, to indemnify and hold harmless Investor and its directors, officers, stockholders, members, partners, employees, agents and investment advisers against any losses, claims, damages and liabilities, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing in respect thereof) (“Claims”) arise out of or are based upon: (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or any prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by Issuer or authorized by it in writing for use by Investor or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that Issuer shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information prepared and furnished to Issuer by Investor expressly for use therein or by Investor’s failure to deliver a copy of the prospectus or any amendments or supplements thereto; and provided, further, that the indemnity agreement contained in this Section 10.14 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of Issuer, which consent shall not be unreasonably withheld or delayed.

11.  Investor Covenants re Registration of Shares.  In connection with registration of the Shares contemplated by Section 10.1 above, following the Closing, Investor agrees:

11.1.  to timely furnish to Issuer in writing such information regarding Investor and the distribution proposed by Investor as shall be reasonably requested by Issuer and as shall be required to effect such registration or qualification and shall timely execute such documents in connection with such registration as Issuer may reasonably request, and that any such information will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

11.2.  to cooperate with Issuer as reasonably requested by Issuer in connection with the preparation and filing of the Registration Statement and the qualification of the resale of the shares under applicable “blue sky” laws hereunder.

11.3.  to not resell any Shares pursuant to the Registration Statement upon receiving notice from Issuer pursuant to Sections 10.5 or 10.7 hereof that the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, unless and until Issuer has provided Investor with an amendment or supplement to the prospectus, or has filed with the Commission a document that is incorporated by reference into the prospectus, in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each such period in which Investor cannot sell Shares pursuant to the Registration Statement, a “Suspension Period”); provided that no single Suspension Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Suspension Periods shall not exceed an aggregate of sixty (60) days.

12.  Failure to File or Become Effective; Liquidated Damages.

12.1.  If Issuer has not filed the Registration Statement with the Commission on or prior to the Mandatory Filing Date (a “Filing Default”) then the Investor shall be entitled to a payment, as liquidated damages and not as a penalty, in an amount equal to 1% per annum multiplied by the Purchase Price pro-rated for each day (i.e. (Purchase Price X 1%) / 365 (X Number of Days)) (the “Liquidated Damages”) after the Mandatory Filing Date until the date that Issuer files the Registration Statement with the Commission.

12.2.  If the Registration Statement has not become effective by the Required Effectiveness Date (an “Effectiveness Default”), then the Investor shall be entitled to Liquidated Damages for each day after the Required Effectiveness Date until the date that the Registration Statement becomes effective.

12.3.  If any single Suspension Period shall exceed thirty (30) consecutive days, or during any three hundred sixty-five (365) day period the aggregate of all Suspension Periods shall exceed an aggregate of sixty (60) days (in either case, a “Suspension Default”), then the Investor shall be entitled to Liquidated Damages for each day in excess of the Suspension Period, which exceeds the 30-day or 60-day period, as applicable.

12.4.  The Liquidated Damages shall be paid to the Investor in cash, monthly in arrears on the first Tuesday of each month following such (i) Filing Default, (ii) Effectiveness Default, or (iii) Suspension Default (together the “Registration Defaults”), as applicable.  Liquidated Damages for a Registration Default shall continue to accrue until such Registration Default is cured. Any payments made pursuant to this Section 12 shall constitute the Investor’s exclusive remedy for such Registration Defaults. Any Liquidated Damages due under this Section 12 shall be paid to the Investor in immediately available funds. The obligation to pay the Liquidated Damages to the Investor pursuant to this Section 12 shall cease at the earlier of such time as (i) the Registrable Securities become eligible for resale by the Investor under Rule 144 without regard to any volume or manner of sale restrictions or (ii) the Investor fails to own any of the Registrable Securities.

12.5.  Notwithstanding any Liquidated Damages due or payable to Investor under this Section 12, Issuer shall use its best efforts to cure any Registration Defaults to ensure prompt filing and effectiveness of the Registration Statement as soon as is reasonably practicable.

13.  Indemnification of Investor.  In addition to the indemnity provided in Section 10.14, Issuer will indemnify and hold Investor and its directors, officers, stockholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners, employees or investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by Issuer in this Agreement or (ii) any action instituted against a Indemnified Person in any capacity, or any of them or their respective affiliates, by any stockholder of Issuer who is not an affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement.  Issuer will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or attributable to the gross negligence or willful misconduct on the part of such Indemnified Person.

14.  Most Favored Nation.   Except as disclosed or set forth herein, during the period from the date of this Agreement through the Closing Date, neither Issuer nor its subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in Issuer or any of its subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Investor by this Agreement, unless, in any such case, the Investor has been provided with such rights and benefits.

15.  Termination. This Agreement may be terminated by Issuer or Investor, by written notice to the other party, if the Closing has not been consummated on or prior to August 15, 2015; provided, however, that the right to terminate this Agreement pursuant to this Section 15 shall not be available to any party if the failure of such party to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Closing to be consummated on or before such date.  Notwithstanding the foregoing, no party may terminate this Agreement pursuant to this Section 15 if the failure of the Closing to have occurred on or before said date was due to Issuer and Patapsco agreeing in writing to close the Merger pursuant to the terms and conditions of the Merger Agreement at a later date.

16.  Notices.  All notices required or permitted to be given under this Agreement shall be in writing and shall be shall be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telecopy or facsimile if sent during normal business hours of the recipient, or if not, then on the next business day; (c) five (5) days after having been sent by United States registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposited with a nationally recognized overnight courier service (such as Federal Express), specifying next business day delivery, with written verification of receipt.  Notices shall be addressed as follows:

If to the Investor:

Addressed to the Investor in accordance with
the address set forth on Schedule I hereto

If to Issuer:

Howard Bancorp, Inc.
6011 University Blvd.
Suite 370
Ellicott City, Maryland  21043
Attention: Mary Ann Scully
Facsimile:  (410) 750-8588
Email: mascully@howardbank.com

with a copy to:

Ober, Kaler, Grimes & Shriver
100 Light Street
Baltimore, Maryland 21202
Attention:  Frank C. Bonaventure
Facsimile:  (443) 263-7505
Email:  fcbonaventure@ober.com

or at such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 16.

17.  Cooperation with Bank Regulators.  Investor shall, at the request of Issuer, promptly provide such necessary and customary information as any Bank Regulatory Authority may request in connection with any application or filing required to be made by Issuer, and undertakes that any such information provided by Investor shall be true and accurate; provided, however, that Investor shall be required to provide only such information (a) that is necessary and advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it, and (b) to the extent typically provided by the Investor to Bank Regulatory Authorities under the Investor’s policies consistently applied, and subject to such confidentiality requests as the Investor may reasonably seek.  Investor shall also execute, if required or requested by any Bank Regulatory Authority, a passivity agreement in such form as is reasonable and customary for transactions similar to the transaction contemplated by this Agreement.  If at any time and to the extent that the Federal Reserve or any other governmental authority objects or otherwise indicates, whether formally or informally, that any arrangement set forth in this Agreement will violate the Financial Institutions Article of the Maryland Annotated Code, the BHC Act or the Change in Bank Control Act, or any of the rules, regulations and guidance promulgated thereunder, the Investor and Issuer shall agree to any amendment to this Agreement as requested or required by such governmental authority, but only if such amendment will not change the economics of the transaction contemplated hereby or impose or create a material adverse effect on Issuer.  Notwithstanding anything to the contrary set forth herein, Investor shall not be required to provide information on its investors solely in their capacities as limited partners, non-managing members or other similar passive equity investors, and shall be entitled to request confidential treatment from any Bank Regulatory Authority and not disclose to Issuer any information that is confidential and proprietary to the Investor.

18.  Specific Performance; Venue.  The parties hereto agree that irreparable damage may occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any state court located in New Castle County, Delaware, or in the U.S. District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of state courts of New Castle County, Delaware or the U.S. District Court for the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the state courts located in New Castle County, Delaware or the U.S. District Court for the District Court of Delaware.

19.  Miscellaneous.

19.1.  This Agreement (including any exhibits and schedules hereto) and the other documents delivered or to be delivered hereunder set forth the entire understanding of the parties with respect to its subject matter, supersede all prior agreements and understandings between the parties in respect of its subject matter.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.  This Agreement is not transferable or assignable by the parties without the prior written consent of the other party.

19.2.  This Agreement may not be modified, amended, supplemented or altered except by written agreement executed by all parties hereto.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

19.3.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement and the transactions contemplated hereby.

19.4.  The representations, warranties, covenants and agreements of Issuer and Investor contained herein or made pursuant to this Agreement which by their terms are intended to survive the consummation of the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

19.5.  THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.  Notwithstanding the foregoing, a judgment may be enforced by any court of competent jurisdiction.

19.6.  Issuer will provide to Investor an advance copy of any proposed announcement to be made by Issuer with respect to this Agreement and/or the transactions contemplated hereby (provided that the Merger shall not be considered a “transaction contemplated hereby” for purposes of this Section 19.6) and Investor shall have the right to approve any information contained therein regarding Investor, its affiliates and the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed, provided, however, that the failure of Investor to object to any such proposed announcement within 24 hours after provided by Issuer shall be considered approval; provided that Issuer shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with the Registration Statement and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under Nasdaq regulations, in which case Issuer shall provide the Investor with prior written notice of such disclosure permitted under this subclause (ii).  Further, Investor will not make any public announcement with respect to this Agreement and/or the transactions contemplated thereby without approval by Issuer of the content and timing of such announcement, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Issuer may disclose information relating to the transactions contemplated by this Agreement without the consent of Investor to any regulatory agency with jurisdiction over Issuer or the Bank or as may be required by law.

19.7.  This Agreement may be executed in one or more identical counterparts, each of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

19.8.  The section and subsection headings contained in this Agreement are included for convenience only and are not to be considered in construing this Agreement.

19.9.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.10.  Each of Issuer and Investor shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

19.11.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles of that state or any other principle that could require the application of the laws of any other jurisdiction.

20.  Certain Definitions.  In addition to the terms defined elsewhere in this Agreement, whenever used herein, the following terms shall have the meanings ascribed to them below:

“Benefit Plan” means all plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of Issuer or any Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by Issuer, any Subsidiary or any ERISA Affiliate or to which Issuer or any Subsidiary contributes or is obligated to contribute, has any actual or potential liability or is party, whether or not written, including without limitation any “employee welfare benefit plan” within the meaning of Section 3(3) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity based severance, employment, independent contractor, change of control, consulting or fringe benefit plan, program, agreement or policy.

“ERISA Affiliate” means any entity that is treated under Section 414 of the Code as a single employer with Issuer or any Issuer subsidiary.

References to Issuer’s “Knowledge” means, (i) as of the date of this Agreement, the actual knowledge of Issuer’s Chairman, President and Chief Executive Officer, Chief Financial Officer, Chief Lending Officer and Chief Credit Officer and, (ii) as of the Closing, the actual knowledge of Issuer’s Chief Financial Officer, Chief Lending Officer and Chief Credit Officer and, upon reasonable investigation, Issuer’s Chairman, President and Chief Executive Officer.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Registrable Securities” means (a) any shares of Common Stock issued by Issuer in the Private Placement, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement, (ii) after the one year anniversary of the Closing, such securities can be sold under Rule 144 (or any similar provisions then in force) under the Securities Act without any volume limitations or the requirement of publicly available information, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

HOWARD BANCORP, INC.

By:
Mary Ann Scully
President and Chief Executive Officer

INVESTOR:

[INVESTOR]

By:
Name:
Title:

SCHEDULE I

Investor*	Purchase Price	Number and Percentage of Shares	Investor – Principal Place of Business

[_________________]	$11.50	[_____] (but no more than 9.9% of the Shares outstanding)

c/o [NAME]
[ADDRESS]
Email:
Telephone:

*	Please provide full name, address, phone number and email address. If you are an individual, please provide the address of your primary legal residence.

S-I

SCHEDULE II

HOWARD BANCORP, INC.

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

The undersigned, Mary Ann Scully, President and Chief Executive Officer of Howard Bancorp, Inc., a Maryland corporation (the “Company”), hereby certifies that this Certificate is signed and delivered pursuant to Sections 2.2 and 8.2 of the Investment Agreement between the Company and ____________, dated as of March 2, 2015 (the “Investment Agreement”).  I hereby further certify that, to my knowledge, that:

(1)           the Company’s representations and warranties contained in Section 3 of the Investment Agreement are accurate and complete in all respects as though made at and as of the date hereof; and

(2)           the conditions set forth in Sections 6 and 7 of the Investment Agreement have been satisfied or otherwise waived.

IN WITNESS WHEROF, the undersigned have executed this certificate as of this ____ day of _______, 2015.

HOWARD BANCORP, INC.

By:
Mary Ann Scully
President and Chief Executive Officer

S-II

SCHEDULE III

SECRETARY'S CERTIFICATE

I, Charles E. Schwabe, Secretary of Howard Bancorp, Inc., a Maryland Corporation (the “Company”), do hereby certify as follows:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company, as amended (“Articles of Incorporation”); and that such Articles of Incorporation have not been modified, revoked or rescinded and remain in full force and effect on the date hereof;

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Amended and Restated Bylaws of the Company; and such Bylaws have not been modified, revoked or rescinded and remain in full force and effect on the date hereof;

3. Attached hereto as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Company on the 2nd day of March, 2015, authorizing, inter alia, the Company’s execution and delivery of the Investment Agreement between the Company and ____________, dated as of March 2, 2015, and the transactions contemplated thereby including the issuance of shares of the Company’s common stock, par value $0.01 per share, to _________ as set forth therein; and such resolutions have not been amended, modified, revoked or rescinded and remain in full force and effect on the date hereof; and

4. The person listed below has been duly elected or appointed to the office in the Company set forth opposite such person’s respective name, and the signature appearing opposite each such person’s name is her true and genuine signature:

NAME	OFFICE	SIGNATURE

Mary Ann Scully	President and Chief Executive Officer

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

S-III

IN WITNESS WHEREOF, I have hereunto set my hand as of the ______ day of ______________, 2015.

By:

Name:	Charles E. Schwabe
Title:	Secretary

I, Mary Ann Scully, President and Chief Executive Officer of the Company, do hereby certify that Charles E. Schwabe is the Secretary of the Company and that the signature appearing above his/her name is her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the ______ day of ______________, 2015.

By:

Name:	Mary Ann Scully
Title:	President and Chief Executive Officer

S-IIII